Exhibit 11.1

                    FINANCIAL FEDERAL CORPORATION AND SUBSIDIARIES
                    SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                                                        For Year Ended July 31,
                                                 -------------------------------------
                                                    1997          1996         1995
                                                 -----------   ----------   ----------
Primary
-------------------------------------------
Net earnings for primary per share amounts       $12,909,000   $9,610,000   $7,209,000
                                                 ===========   ==========   ==========
Weighted average number of common shares
  outstanding                                     14,786,520   12,926,337   12,299,529

Add - common equivalent shares (determined
  using the "treasury stock" method)               1,367,232    1,298,655    1,134,654
                                                  ----------   ----------   ----------
Weighted average number of shares used in
  calculation of primary net earnings per
  common share                                    16,153,752   14,224,992   13,434,183
                                                  ==========   ==========   ==========

Primary net earnings per common share                  $0.80        $0.68        $0.54
                                                       =====        =====        =====

Fully Diluted
-------------------------------------------
Net earnings for fully diluted per share
  amounts                                        $12,909,000   $9,610,000   $7,209,000
                                                 ===========   ==========   ==========
Weighted average number of shares used in
  calculation of fully diluted net earnings
  per common share                                16,357,347   14,262,807   13,455,086
                                                  ==========   ==========   ==========

Fully diluted net earnings per common share            $0.79        $0.67        $0.54
                                                       =====        =====        =====

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